Exhibit 4.1

Final Form

EQUITRANS MIDSTREAM CORPORATION

and

THE PURCHASERS NAMED ON SCHEDULE A

HERETO

FORM OF

REGISTRATION RIGHTS AGREEMENT

Dated [ 🌑 ], 2020

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [ 🌑 ], 2020 (this “Agreement”), is entered into by and among Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, in connection with the closing of that certain Preferred Restructuring Agreement, dated as of February 26, 2020, by and among the Company, EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Purchasers (the “Restructuring Agreement”), $600.0 million of the Partnership’s Series A Perpetual Convertible Preferred Units (each, a “Series A Preferred Unit”) issued and outstanding immediately prior to the closing of the transactions contemplated by the Restructuring Agreement were redeemed by the Partnership at a price equal to $[ 🌑 ]1 per Series A Preferred Unit and the remaining portion of the Series A Preferred Units issued and outstanding immediately prior to the closing of the transactions contemplated by the Restructuring Agreement were exchanged for newly issued Series A Preferred Shares (as defined below) of the Company; and

WHEREAS, pursuant to the terms of the Restructuring Agreement, the Company and each of the Purchasers agreed to execute and deliver an agreement governing registration and other rights among the parties thereto as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Series A Preferred Shareholder shall be considered an Affiliate of the Company or its subsidiaries, and no Series A Preferred Shareholder or any of its Affiliates shall be considered Affiliates of any other Series A Preferred Shareholder or any of such other Series A Preferred Shareholder’s Affiliates, in either case, solely by virtue of such Series A Preferred Shareholder’s ownership of the Series A Preferred Shares. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, (a) the Company and its subsidiaries, on the one hand, and any Series A Preferred Shareholder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Series A Preferred Shareholder or its Affiliates, shall be considered an Affiliate of such Series A Preferred Shareholder.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, dated as of November 12, 2018.

“BlackRock” means, collectively, the Purchasers listed on Annex A hereto under the heading “BlackRock”, and their permitted assignees.

[1]	To be calculated in accordance with the Preferred Restructuring Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Company relating to Series A Preferred Shares, dated [ 🌑 ], 2020, as it may be amended from time to time in accordance therewith.

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Commission” means the United States Securities and Exchange Commission.

“Common Share Registrable Securities” means (a) the shares of Common Stock issuable upon conversion of the Purchased Shares and (b) any other securities issued or issuable with respect to or in exchange for the shares of Common Stock issuable upon conversion of the Purchased Shares, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Common Stock” means the shares of common stock, no par value, of the Company, with the rights and obligations specified in the Articles of Incorporation, or any other security issued or issuable with respect to or in exchange for Common Stock, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Restructuring Event” has the meaning set forth in the Certificate of Designations.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified in Section 2.01(a).

“EQT RRA” means that certain shareholder and registration rights agreement, dated as of November 12, 2018, by and between EQT Corporation and the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GSO” means, collectively, the Purchasers listed on Annex A hereto under the heading “GSO”, and their permitted assignees.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).

“Included Registrable Securities” has the meaning specified in Section 2.02(a).

“Initiating Holder” has the meaning specified in Section 2.03(d).

“Lead Investors” means collectively, BlackRock, GSO, Magnetar and, solely for purposes of Section 2.02(b), Investment Partners V (II), LLC.

“Liquidated Damages” has the meaning specified in Section 2.01(b).

“Liquidated Damages Multiplier” means the product of (a) the Purchased Share Price and (b) the number of Registrable Securities then held by the applicable Holder and to be included on the applicable Registration Statement.

“Losses” has the meaning specified in Section 2.08(a).

“Magnetar” means, collectively, the Purchasers listed on Annex A hereto under the heading “Magnetar”, and their permitted assignees.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which shares of Common Stock are then listed.

“Other Holder” has the meaning specified in Section 2.02(a).

“Partnership” has the meaning set forth in the Recitals of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Piggyback Notice” has the meaning specified in Section 2.02(a).

“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).

“Piggyback Registration” has the meaning specified in Section 2.02(a).

“Purchased Share Price” means $19.99 per share.

“Purchased Shares” means the Series A Preferred Shares to be issued and delivered to the Purchasers pursuant to the Restructuring Agreement.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Share Registrable Securities and the Series A Preferred Share Registrable Securities.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities voting together as a single class, including the Series A Preferred Share Registrable Securities on an as-converted basis to Common Share Registrable Securities.

“Registration Expenses” has the meaning specified in Section 2.07(a).

“Registration Statement” has the meaning specified in Section 2.01(a).

“Restructuring Agreement” has the meaning set forth in the Recitals of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).

“Series A Preferred Share Registrable Securities” means the (a) Purchased Shares and (b) any other securities issued or issuable with respect to or in exchange for the Purchased Shares, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise, all of which are subject to the rights of Series A Preferred Share Registrable Securities provided herein until such time as such securities either (i) convert into shares of Common Stock pursuant to the terms of the Certificate of Designations or (ii) cease to be Registrable Securities pursuant to Section 1.02.

“Series A Preferred Shares” means the Company’s Series A Perpetual Convertible Preferred Shares, no par value, with the rights and obligations specified in the Certificate of Designations.

“Series A Preferred Shareholder” means a record holder of Series A Preferred Shares.

“Series A Preferred Unit” has the meaning set forth in the recitals.

“Target Effective Date” has the meaning specified in Section 2.01(a).

“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Series A Preferred Shares or shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or any of its direct or indirect subsidiaries and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the second anniversary of the date on which all Series A Preferred Shares have been converted into shares of Common Stock.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01    Shelf Registration.

(a)    Shelf Registration. The Company shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement under the Securities Act to permit the resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such initial Registration Statement to become effective no later than twenty (20) Business Days following the date hereof (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act, with respect to any Holder, until the earliest to occur of the following: (A) the date on which there are no longer any Registrable Securities outstanding and (B) the second anniversary of the date on which all Series A Preferred Shares have been converted into shares of Common Stock (in each case of clause (A) or (B) the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided that, if the Company is then eligible, it shall file such Registration Statement on Form S-3 and, if eligible, pursuant to an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three (3) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of such Registration Statement. The Company shall not be obligated to have more than one effective Registration Statement at any given time pursuant to this Section 2.01.

(b)    Failure to Become Effective. If a Registration Statement required by Section 2.01(a) does not become or is not declared effective by the Target Effective Date, then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, of (i) for each non-overlapping 30-day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, and (ii) for each non-overlapping 30-day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30-day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within ten (10) Business Days after the end of each such 30-day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than thirty (30) days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c)    Waiver of Liquidated Damages. If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of at least the Registrable Securities Required Voting Percentage, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

(d)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company or any of its Affiliates has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(d) shall apply to any Underwritten Offering undertaken pursuant to Section 2.03.

Section 2.02    Piggyback Registration.

(a)    Participation. If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.01(a)) on behalf of any other Person who has or has been granted registration rights related to an Underwritten Offering (the “Other Holder”), or (ii) a prospectus supplement relating to the sale of shares of Common Stock by any Other Holders to an effective registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Common Share Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of shares of Common Stock by Other Holders in an Underwritten Offering, then the Company shall give not less than four (4) Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder that, together with its Affiliates, owns at least $15 million of Common Share Registrable Securities and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering for Other Holders such number of Common Share Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that the Company shall not be required to offer such opportunity (A) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $15 million of Common Share Registrable Securities, in the aggregate (determined by multiplying the number of Common Share Registrable Securities owned by the average of the closing price on the National Securities Exchange for the shares of Common Stock for the ten (10) trading days preceding the date of such notice), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, or (B) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Common Share Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the shares of Common Stock in such Underwritten Offering, then the amount of Common Share Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the Holders until either (x) such proposed Underwritten Offering has been publicly announced by the Company or (y) the Holders have received notice from the Company that such proposed Underwritten Offering has been abandoned, which the Company shall provide to the Holders reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. Each such Holder will have four (4) Business Days (or two (2) Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing to the Company the inclusion of Common Share Registrable Securities in the Underwritten Offering for Other Holders. If no request for inclusion from a Holder is received by the Company within the specified time or if a

Holder states in its response to the Piggyback Notice that it declines the opportunity to include Registrable Securities in the Underwritten Offering, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of the Company’s intention to undertake an Underwritten Offering for Other Holders and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Common Share Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one (1) Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering for Other Holders; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings for Other Holders pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is revoked by such Holder. The Holders listed on Schedule B shall each be deemed to have delivered a Piggyback Opt-Out Notice as of the date hereof.

(b)    Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for Other Holders advise the Company that the total amount of Common Share Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Share Registrable Securities offered or the market for the shares of Common Stock, then the Company shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) in the event that the Person that initiated such Underwritten Offering is the Company or any of the Company’s subsidiaries, (A) first, to the Company or the Company’s subsidiaries, (B) second, pro rata among the members of the Parent Group (as defined in the EQT RRA) exercising registration rights pursuant to Section 2.02 of the EQT RRA related to such offering, (C) third, pro rata among any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (D) fourth, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(i)(C) and exercising such piggyback registration rights and (E) fifth, pro rata among any Persons owning shares of Common Stock having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights and (ii) in the event that any Person other than the Company or any of the Company’s subsidiaries initiated such Underwritten Offering, (A) first, the Person that initiated such Underwritten Offering, (B) second, pro rata among the members of the Parent Group (as defined in the EQT RRA) exercising registration rights pursuant to Section 2.02 of the EQT RRA related to such offering, (C) third, to any Holders who are Lead Investors and exercising piggyback registration rights pursuant to this Section 2.02 related to such offering, (D) fourth, pro rata among (1) all other Holders who are exercising piggyback registration rights pursuant to this Section 2.02 related to such offering and (2) any Persons owning shares of Common Stock, having piggyback registration rights pari passu to those of the Holders described in this Section 2.02(b)(ii) and exercising such piggyback registration rights and (E) fifth, pro rata among the Company or any of the Company’s subsidiaries (to the extent that such Person was not the Person initiating the Underwritten Offering on its own behalf) and Persons owning shares of Common Stock, having piggyback registration rights subordinate to those of the Holders and exercising such piggyback registration rights (pro rata, as used in this Section 2.02, based, for each such Person or Holder, as applicable, on the percentage derived by dividing (x) the number of shares of Common Stock proposed to be sold by such Person or Holder, as applicable, in such offering by (y) the aggregate number of shares of Common Stock proposed to be sold by the Persons sharing in the same tier of pro rata allocation).

Section 2.03    Underwritten Offering.

(a)    Common Share Registration. Subject to the limitation set forth in Section 2.03(c) below, in the event that any of BlackRock, GSO or Magnetar elects to dispose of Common Share Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $65 million from such Underwritten Offering (together with any Common Share Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) or (ii) reasonably expects gross proceeds of at least $30 million from such Underwritten Offering (together with any Common Share Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02) and such Common Share Registrable Securities represent 100% of the then outstanding Common Share Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Lead Investor initiating such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Common Share Registrable Securities.

(b)    Preferred Share Registration. Subject to the limitation set forth in Section 2.03(c) below, in the event that any of BlackRock, GSO or Magnetar, individually, or Holders holding at least 66 2⁄3% of the outstanding Series A Preferred Share Registrable Securities not held by the Lead Investors at such time, collectively, elects to dispose of Series A Preferred Share Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects gross proceeds of at least $65 million from such Underwritten Offering or (ii) reasonably expects gross proceeds of at least $30 million from such Underwritten Offering and such Series A Preferred Share Registrable Securities represent 100% of the then outstanding Series A Preferred Share Registrable Securities held by the applicable Selling Holder and Affiliates, the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Lead Investor initiating such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Series A Preferred Share Registrable Securities.

(c)    Limitations on Registration. The Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, for more than (i) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of BlackRock, (ii) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of GSO, (iii) two Underwritten Offerings pursuant to Section 2.03(a) hereof at the request of Magnetar, (iv) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of BlackRock, (v) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of GSO, (vi) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of Magnetar and (vii) one Underwritten Offering pursuant to Section 2.03(b) hereof at the request of Holders holding at least 66 2⁄3% of the outstanding Series A Preferred Share Registrable Securities not held by the Lead Investors at such time; provided, further, that none of the foregoing Underwritten Offerings in clauses (i) through (vii) above shall occur within 180 days of each other; provided, further, that if the Company or its Affiliates are conducting or actively pursuing a securities offering of the Company’s Common Stock and/or Series A Preferred Shares with anticipated gross offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holder’s right to require the Company to conduct an

Underwritten Offering on such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Company may only suspend such Selling Holder’s right to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period.

(d)    General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a) or Section 2.03(b), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the shares of Common Stock or Series A Preferred Shares, and the amount of Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Company at least one (1) Business Day prior to the time of pricing of such Underwritten Offering, in which case the Company will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.03. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.04    Further Obligations. In connection with its obligations under this Article II, the Company will:

(a)    promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)    if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)    in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such Underwriters may reasonably request;

(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(j)    make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(k)    (i) use its commercially reasonable efforts to cause all Common Share Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed and (ii) upon the written request of Purchasers holding a majority of the Series A Preferred Share Registrable Securities (which majority must include two of the three Lead Investors), use its best efforts to cause all Series A Preferred Share Registrable Securities registered pursuant to this Agreement to be listed on the securities exchange or nationally recognized quotation system on which Common Share Registrable Securities are then listed;

(l)    use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)    provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Company available to participate in customary marketing activities); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any Underwritten Offering;

(o)    if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(p)    if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

(q)    if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a

“Holder Underwriter Registration Statement”), then reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort letter”, dated as of such date, from the Company’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Company, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Company, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the Company addressed to the Holder, as has been customarily given by such officers in Underwritten Offerings of securities by the Company. The Company will also use its reasonable efforts to provide legal counsel to such Holder with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.

Notwithstanding anything to the contrary in this Section 2.04, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (q) of this Section 2.04 with respect to the Company at the time such Holder’s consent is sought.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b) if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with Underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

Section 2.07    Expenses.

(a)    Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.

(b)    Expenses. The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.08    Indemnification.

(a)    By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder

Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $30 million of Registrable Securities, calculated on the basis of the Purchased Share Price or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

Section 2.11    Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for Other Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Common Share Registrable Securities hereunder; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a) or Section 2.03(b).

Section 2.12    Limitation on Obligations for Series A Preferred Share Registrable Securities. Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall be construed to require the Company to provide any Holder of Series A Preferred Share Registrable Securities any rights to include any Series A Preferred Share Registrable Securities in any underwritten offering relating to the sale by the Company or any other Person of any securities of the Company.

Section 2.13    Obligation to Obtain Rating for Series A Preferred Shares. If requested by any of the Lead Investors, the Company shall use commercially reasonable efforts to obtain and maintain a rating from a nationally recognized rating agency (chosen by such Holders) with respect to the Series A Preferred Shares until the date on which all Series A Preferred Shares have been converted into shares of Common Stock. The Company shall be entitled to reimbursement from the Holders holding Series A Preferred Shares for all direct costs paid to the applicable rating agency by the Company in obtaining the initial rating, which costs shall be shared by such Holders pro rata (based, for each such Holder on the percentage derived by dividing (x) the number of Series A Preferred Shares held by each such Holder, by (y) the aggregate number of Series A Preferred Shares outstanding at the time such rating is obtained). After the date on which a rating has been obtained for the Series A Preferred Shares, if requested by the Holders of 75% of the Series A Preferred Shares then outstanding, the Company shall use commercially reasonably efforts to cause such rating on the Series A Preferred Shares to be withdrawn.

ARTICLE III.

MISCELLANEOUS

Section 3.01    Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Shares to the Purchasers) email to the following addresses:

(a)    If to the Purchasers, to the addresses set forth on Schedule A.

(b)    If to the Company:

Equitrans Midstream Corporation

2200 Energy Drive

Canonsburg, Pennsylvania 15317

Attention: Kirk Oliver

Stephen M. Moore
Email:	koliver@equitransmidstream.com
smoore@equitransmidstream.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston TX 77002

Attention: Ryan J. Maierson

Nick S. Dhesi
Email:	ryan.maierson@lw.com nick.dhesi@lw.com

or to such other address as the Company or the Purchasers may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02    Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns, including binding upon (i) in the case of the Company, any Person that will be a successor to the Company, whether in connection with a Change of Control or Company Restructuring Event or by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of the Purchasers, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.03    Assignment of Rights. Except as provided in Section 2.10 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04    Recapitalization, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of the Company or any successor or assign of the Company (whether in connection with a Change of Control or Company Restructuring Event or by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Company shall make provision to ensure that any successor or assign of the Company either (i) acknowledges, adopts and assumes in full the Company’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreements with the holders of the Series A Preferred Shares providing for the same rights set forth herein.

Section 3.05    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.08    Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.09    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF

A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10    Entire Agreement. This Agreement, the Restructuring Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Restructuring Agreement with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Restructuring Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11    Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.12    No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.13    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

Section 3.14    Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Equitrans Midstream Corporation

By:
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INVESTMENT PARTNERS V (II), LLC

By:	BAA Co-Investment Fund (GenPar), LLC, its sole member

By:	BlackRock Financial Management, Inc., its sole member

By:
Name:
Title:

GEPIF III EQM HOLDINGS, L.P.

By:	GEPIF III EQM Holdings GP, LLC, its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

GSO EQUITABLE FINANCE LP

By:	GSO Equitable Finance Holdings LLC, its general partner

By:
Name:
Title:

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MTP EOF II IP LLC

By:	MTP Energy Management LLC, its managing member

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	Magnetar Financial LLC, its general partner

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND V LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

MAGNETAR LONGHORN FUND LP

By:	Magnetar Financial LLC, its investment manager

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SERIES V, A SERIES OF ASTRUM PARTNERS LLC

By:	Magnetar Financial LLC, its manager

By:
Name:
Title:

BSOF QMODEM (M) 2 L.P.

By:	Magnetar Financial LLC, its advisor

By:
Name:
Title:

MTP EMERALD FUND LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:
Name:
Title:

CEQM HOLDINGS, LLC

By:

Name:
Title:

NB BURLINGTON AGGREGATOR LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, its manager

By:
Name:
Title:

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:	KA Fund Advisors, LLC, its manager

By:
Name: Title:

TORTOISE DIRECT OPPORTUNITIES FUND II, LP

By:	Tortoise Direct Opportunities GP II LLC, its general partner

By:
Name:
Title:

PORTCULLIS PARTNERS, LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

CENTAURUS CAPITAL LP

By:	Centaurus Holdings, LLC, its general partner

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
BlackRock
GEPIF III EQM HOLDINGS, L.P.

C/O BlackRock Financial Management, Inc.

609 Main Street

Houston, TX 77002

Attention: Mark Saxe

Email: mark.saxe@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

GSO
GSO EQUITABLE FINANCE LP	GSO Equitable Finance LP c/o GSO Capital Partners LP 345 Park Avenue, 31st Floor New York, NY 10154 Attention: Robert Horn Email: robert.horn@gsocap.com; GSOLegal@gsocap.com

Magnetar
MTP ENERGY OPPORTUNITIES FUND II LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP EOF II IP LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP ENERGY MASTER FUND LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR STRUCTURED CREDIT FUND, LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR CONSTELLATION FUND V LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MAGNETAR LONGHORN FUND LP	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
SERIES V, A SERIES OF ASTRUM PARTNERS LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
BSOF QMODEM (M) 2 L.P.	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com
MTP EMERALD FUND LLC	Magnetar Financial LLC 1603 Orrington Ave, 13th Floor Evanston, IL 60201 Email: MTP_Notices@magnetar.com

Other
CEQM HOLDINGS, LLC	CEQM Holdings, LLC 520 Madison Avenue, 38th Floor New York, NY 10022 Attention: Arleen Spangler; Emily Chang Email: Arleen.Spangler@carlyle.com; Emily.Chang@carlyle.com
NB BURLINGTON AGGREGATOR LP

NB Burlington Aggregator LP

c/o David Lyon

Neuberger Berman

1290 Avenue of the Americas 43rd Floor

New York, NY 10104

David.lyon@nb.com

With copies to

Dean Winick

Neuberger Berman

1290 Avenue of the Americas 24th Floor

New York, NY 10104

Dean.winick@nb.com

INVESTMENT PARTNERS V (II), LLC

C/O BlackRock Financial Management, Inc.

40 East 52nd Street

New York, NY 10022

Attention: Stephen Kavulich

Email: GroupBAACorePM@blackrock.com

With copy to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: David Maryles and Jelena Napolitano

Email: legaltransactions@blackrock.com

TORTOISE DIRECT OPPORTUNITIES FUND II, LP	C/O Tortoise Capital Advisors 5100 W. 115th Place Leawood, KS 66211
KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY	KA Fund Advisors, LLC Attention: James C. Baker 811 Main Street, 14th Floor Houston, TX 77002

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.	KA Fund Advisors, LLC Attention: James C. Baker 811 Main Street, 14th Floor Houston, TX 77002
CENTAURUS CAPITAL LP	1717 West Loop South, Suite 1800 Houston, TX 77027
PORTCULLIS PARTNERS, LP	Portcullis Partners, LP 11 Greenway Plaza, Suite 2000 Houston, TX 77046 duanekelley@wvmorgan.com (713) 877-8033

SCHEDULE B

PURCHASERS DEEMED TO HAVE DELIVERED THE PIGGYBACK OPT-OUT NOTICE

1.	None

B-1